Exhibit 99.B(n)(1)(ii)

AMENDED SCHEDULE B

to the

THIRD AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a % of average net assets)

	A	B	C	I	O	Q	R	W
ING Asia-Pacific Real Estate Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING Disciplined International SmallCap Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING Diversified International Fund	0.25	1.00	1.00	N/A	0.25	N/A	0.50	N/A
ING Emerging Countries Fund	0.35	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING Emerging Markets Fixed Income Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING European Real Estate Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING Foreign Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING Global Bond Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A	N/A
ING Global Equity Dividend Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A	N/A
ING Global Natural Resources Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING Global Real Estate Fund	0.35	1.00	1.00	N/A	0.25	N/A	N/A	N/A
ING Global Value Choice Fund	0.35	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING Greater China Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A	N/A
ING Index Plus International Equity Fund	0.25	1.00	1.00	N/A	0.25	N/A	N/A	N/A
ING International Capital Appreciation Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING International Equity Dividend Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING International Growth Opportunities Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	N/A
ING International Real Estate Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING International SmallCap Multi-Manager Fund	0.35	1.00	1.00	N/A	0.25	0.25	N/A	N/A
ING International Value Choice Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING International Value Opportunities Fund	0.25	1.00	1.00	N/A	N/A	N/A	N/A	N/A
ING Russia Fund	0.25	1.00	1.00	N/A	N/A	0.25	N/A	N/A

Date Last Approved: May 14, 2009